JOINT VENTURE AGREEMENT
SAFESCRIPT PHARMACIES J.V.

eRXSYS, Inc. (eRXSYS) and TPG Partners, L.L.C. (TPG) referred to in this Agreement as the "Joint Venturers," agree as follows:

Purpose of Joint Venture

      1.     The parties voluntarily associate themselves together as Joint Venteurers for the sole purpose of acquiring, owning, holding for investment, and operating a pharmaceutical company located in the territories provided for in the Licensing Agreement owned and controlled by eRXSYS as further described herein. The Joint Venture is also established for the purpose of conducting such other business as may be agreed upon by the Joint Venturers and shall terminate upon written agreement by the Joint Venturers.

Name of Joint Venture

            2.          The name of the Joint Venture shall be SafeScript Pharmacies, J.V.

Term of Joint Venture

          3.         This Joint Venture shall commence on April 24, 2003 and shall continue until the completion of all the purposes for which the Joint Venture was formed, as set forth in Paragraph 1 of the Agreement, unless it is terminated before that date by mutual agreement of the Joint Venturers or as otherwise provided in this Agreement.

Place of Business

       4.        The principal place of business of the Joint Venture shall be at 333 Throckmorton St., #1107, Fort Worth, Texas, 76102, or any other places that may be mutually agreed upon by the Joint Venturers.

Initial Capital

      5.         The initial capital of this Joint Venture shall be the sum of four hundred sixty thousand dollars ($460,000), which shall be contributed by TPG for operating the Joint Venture for the initial two (2) stores. For each additional pharmaceutical store, TPG will provide two hundred thirty thousand dollars ($230,000) in capital. eRXSYS will contribute the Licensing Agreement under which the Joint Venture will operate the pharmacies.
      Additionally, eRXSYS will provide the sales and marketing for the Joint Venture operations, as well as general corporate and administrative services.

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Withdrawal of Capital

      6.         No Joint Venturer may withdraw any portion of the capital of the Joint Venture without the express written unanimous consent of the other
      Joint Venturers except as provided herein.

Profit and Losses

  7.        It is anticipated and agreed by the Joint Venturers that they intend to use the $460,000 initial contribution (capital) from TPG to fund and satisfy the operational and non-operational expenses of the Joint Venture for the initial two (2) stores. Such operational expenses include but are not limited to those listed below; four percent (4%) royalty payment to RTIN; rent, utilities, salaries, payroll taxes, cost of goods, including inventories, equipment; twenty thousand dollars ($20,000) franchise fee to RTIN (per store opening fee) as well as other costs and expenses ordinarily associated with opening and operating a business. To the extent that revenues derived from the Joint Venture and any loans made to the Joint
       Venture are insufficient to satisfy the ongoing operational expenses of the Joint Venture and any non-operational expenditures, the Joint Venturers shall be responsible for advancing any additional funds which may be necessary for costs of this type. Such advances shall constitute loans to the
       Joint Venture and shall be entitled to priority distribution before any distributions of income or capital to the Joint Venturers.

                       For all expenditures not covered in the above paragraph, on written request from the Managing Joint Venturer, each Joint Venturer shall advance to the Joint Venture a pro rata share, in accordance with the ownership percentages of each Joint Venture, of all such anticipated costs.
        Such advances shall constitute additional capital contributions of the Joint Venturers.

                       Except as provided above, all net profits or losses that may accrue to the Joint Venture shall be distributed to or borne by the Joint
   Venturers as follows. The first two hundred thirty thousand dollars ($230,000) of distributed net profits per store shall be paid to TPG. Following the first two hundred thirty thousand dollars ($230,000) paid to TPG, the subsequent distributed net profits will be paid fifty-one percent (51%) to
   eRXSYS and forty-nine percent (49%) to TPG. Further, because eRXSYS is a publicly traded company, it will own fifty-one percent of the Joint
   Venture with TPG owning the remaining forty-nine percent (49%) of the Joint Venture. However, for purposes of internal operations of the Joint
   Venture, both eRXSYS and TPG will have one (1) vote each to be implemented by the Managing Joint Venturer. Further, as additional consideration for TPG’s initial contribution of four hundred sixty thousand dollars ($460,000), it will have the right to jointly open up to fifty (50)
   stores with eRXSYS on a joint Venture basis within the locations contained in eRXSYS’s Licensing Agreement with RTIN. The first location will be in Orange County, California. While it is understood that TPG has the right to open up to fifty (50) stores, it is

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                further understood and agreed that eRXSYS has the sole right, in its sole discretion, to determine the site of each and every store location, per its
                License  Agreement with RTIN. Finally, if for whatever reason, TPG decides it does not wish to participate in a particular store location determined by eRXSYS, it will give written notice to eRXSYS that it does not wish to be involved in a particular location, thereby allowing
                eRXSYS to move forward with a particular store location without TPG being a part of such Joint Venture.

          The term "net profits" as used in this Agreement shall mean the net profits of the Joint Venture as determined by generally accepted accounting principles. For income tax reporting purposes, the income and expenses of the Joint Venture shall be recognized by eRXSYS with distributions made proportionately to the respective ownership interests of the Joint Venture as contained herein.

Contributions Secured

    8.     Each Venturer grants to the Manager, as defined in this Agreement, a lien on his or her interest in the Partnership to secure payment of all contributions and the performance of all obligations required or permitted under this Agreement.

No Priority

      9.     Except as specifically provided for in this Agreement, no Venturer shall be entitled to any distributions from the Venture or to withdraw or demand the return of any part of his or her capital contribution. No Venturer shall have the right to demand or receive property other than cash in return of his or her capital contribution or as a distribution of income. No Venturer shall have priority over any other Venturer either as to the return or his or her capital contributions to the Venture or as to any distributions except as contained herein.

Joint Venture Books

                10.    At all times during the duration of the Joint Venture, the Managing Joint Venturer shall keep accurate books of the Joint Venture’s
                 accounts,   including all of its income, expenditures, assets and liabilities. These books shall be open to examination by any Joint Venturer at any time. The Managing Joint Venturer shall be responsible for presenting financial statements to the other Joint Venturers at least quarterly and shall be responsible for securing audited financial statements at least annually.

Management and Authority

                  11.   eRXSYS, by and through its authorized representative, is designated as the Managing Joint Venturer and shall have authority to bind the
                  Joint Venture in making contracts and incurring obligations in the name and on the credit of the Joint Venture.

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Limits of Joint Venture

                   12.    The relationship between the Joint Venturers shall be limited to the performance of the business of the Joint Venture in accordance with the terms of this Agreement. Nothing in this Agreement shall be construed to create a general partnership between the Joint Venturers, or to authorize any Joint Venturer to act as a general agent for the others except as expressly provided in this Agreement. Nothing in this Agreement shall confer on any Joint Venturer any propriety interest in, or subject any Joint Venturer to any liability for, the business assets, profits, losses or obligations of the other Joint Venturers, except to the extent provided in this Agreement.

Withdrawal of Joint Venturer

                    13.    Any Joint Venturer may withdraw from the Joint Venture by giving the other Joint
                    Venturer 60 day’s written notice of its intention to do so. However, TPG is entitled to participate in a minimum of 50 stores prior to being subject to Notice of Intent to Withdraw. In that event, the Joint Venturers will proceed to divide the Joint Venturer’s liabilities and assets, including any property owned by the Joint Venture. However, it is expressly provided that no Joint Venturer shall be released from individual liabilities incurred prior to withdrawal from the Joint Venture. The Joint Venture will terminate after its affairs are wound up, its assets are divided and liquidated, its debts are paid and a surplus is divided among the Joint Venturers as contained herein

                                                                                            Right of First Refusal to Purchase Interest

                     14.   If any Joint Venturer desires to sell his or her Joint Venture interest, he or she shall give the Joint Venture the right of first refusal to purchase its Joint Venture interest. In the event the Joint Venture refuses the purchase of such Joint Venture interest, the Joint Venturer desiring to sell its interest may sell it to a third party, providing that the terms and conditions of sale to such third party are not more favorable than the terms and conditions of purchase that were offered to the Joint Venturer.

                                                                                                            Miscellaneous

                     15.   This Agreement shall be binding on all Joint Ventures and their heirs, executors,. administrators, personal representatives and assigns. This
                      Agreement contains the sole agreement of the Joint Venturers in relation to the Joint Venture and correctly sets forth the rights, duties and obligations of each Joint Venturer to one another. Any prior agreements, promises, negotiations or representatives not expressly set forth in this
                      Agreement are of no force and effect.

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                Executed on April 24th, 2003.

                                          eRXSYS

                                     /s/ David B. Parker
                                         By:____________________________________
                                         Name: DAVID B.PARKER
                                         Title:    CEO

                                         TPG

                                   /s/ Ronald Folse
                                         By:____________________________________
                                         Name:  RONALD FOLSE
                                         Title:     gen’l partner

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